Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GAMIDA CELL LTD.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value NIS 0.01 per share (1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Debt	Debt Securities(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Other	Warrants(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Other	Rights(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Other	Units(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(3)	$116,377,750.00	0.0001476	$22,140(4)
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.01 per share	Rule 415 (a)(6)
	Debt	Debt Securities	Rule 415 (a)(6)
	Other	Warrants	Rule 415 (a)(6)
	Other	Rights	Rule 415 (a)(6)
	Other	Units	Rule 415 (a)(6)
	Unallocated (Universal) Shelf	—	Rule 415 (a)(6)	(5)		$33,622,250.00			F-3	333-259472	09/13/2021	$3,668.19
	Total Offering Amounts					$150,000,000.00		$22,140.00
	Total Fees Previously Paid							$3,688.19
	Total Fee Offsets							N/A
	Net Fee Due							$18,451.81

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $150 million. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(3)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is applying filing fees of $3,668.19 relating to $33,622,250.00 of unsold securities registered pursuant to its Registration Statement on Form F-3, originally filed by the Registrant on September 13, 2021, amended by Post-Effective Amendment No. 1 to Form F-3 on Form S-3 Registration Statement on March 25, 2022 and declared effective on April 1, 2022, to partially offset the registration fee of $22,140 that would otherwise be due in connection with this registration statement. As a result, $18,451.81 is being remitted herewith.